SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

USA SYNTHETIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-54044	13-3995258
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202
(Address of principal executive office)

Registrant's telephone number, including area code: (513) 762-7870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 6, 2011 USA Synthetic Fuel Corporation (the "Company") entered into an Investment Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC (the "Investor") to purchase up to $20 million of the company's common stock. The company plans to file a registration statement to register the Kodiak Capital shares and other equity capital requirements. This Investor commitment provides the company with the flexibility to obtain capital in increments of up to $5,000,000 over a six month period as growth capital is needed. The facility sets the purchase price at 70% of the volume weighted average over five consecutive trading days as reported by Bloomberg. The Company expects to fully utilize the $20,000,000 Investor Commitment in order to accelerate project milestones and fund corporate growth.  Both the Investment Agreement and the Registration Rights Agreement are attached as exhibits to this Current Report and incorporated herein by reference.

Item 8.01    Other Events

On April 11, 2011, the Company issued a press release regarding the investment agreement and registration rights agreement entered into between the Company and Kodiak. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Investment Agreement between Kodiak Capital Group, LLC and USA Synthetic Fuel Corporation, April 6, 2011
Exhibit 10.2	Registration Rights Agreement between Kodiak Capital Group, LLC and USA Synthetic Fuel Corporation, March 15, 2011
Exhibit 99.1	Press Release dated April 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: April 12, 2011

USA SYNTHETIC FUEL CORPORATION

By: /s/ Dr. Steven C. Vick
Steven C. Vick
President & CEO